SECOND AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Second Amendment (“Amendment”) ls entered into and effective as of this the 26th day of February, 2018, and hereby amends that certain Transfer Agency and Service Agreement by and among each Nuveen closed-end investment companies listed on Schedule A attached hereto, as may be amended from time to time (“Schedule A”) {each such investment company, a “Fund”), and Computershare Inc., (“Computershare”) and its fully owned subsidiary Computershare Trust Company, N.A., (“Trust Company”, and together with Computershare, “Transfer Agent”) dated June 15, 2017 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Funds and Transfer Agent are parties to the Agreement; and

WHEREAS, the Funds and Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.

Amendment to the Agreement. The Fee and Service Schedule for Stock Transfer Services (the “Schedule’’) of the Agreement is hereby amended by deleting Section 4 “Preferred Share Services” in its entirety and replacing it with the following new Section 4:

“4, PREFERRED SHARES SERVICES

Issuance of Preferred Shares. The parties acknowledge that certain Funds intend to issue series of preferred shares to be designated as MuniFund Term Preferred (“MTP”) Shares, Variable Rate MuniFund Term Preferred (“VMTP’’) Shares, Variable Rate Term Preferred (“VRTP”) Shares, Term Preferred Shares (“TPS”), or Adjustable Rate MuniFund Term Preferred Share (“AMTP” and collectively with MTP, VMTP, VRTP, and TPS, the “Preferred Shares”), pursuant to a Statement Establishing and Fixing the Rights and Preferences of the applicable Shares (each, a “Statement”), a copy of which shall be provided to Transfer Agent by the Fund. In connection with such Statement, Transfer Agent has agreed to perform the obligations of Redemption and Paying Agent as described in such Statement and provide the Services solely as set forth herein in Sections 3 and 4, as applicable.

MTP, VMTP. VRPT, TPS, and AMTP Funds (per Fund)**

$xxxxx	Monthly Administrative Fee
$xxxxx	Monthly Fee per Additional Series of Shares
$xxxxx	Per Cusip - Full Redemption
$xxxxx	Per Cusip - Partial Redemption

**If at any time Shares of any Fund are not held by The Depository Trust Company (“DTC”) as the sole registered Shareholder in book-entry form through the Direct Registration System (“DRS”), Transfer Agent shall have the right to propose an amendment to the foregoing fees to reflect the additional costs related to providing the Services contemplated hereby with respect to additional registered holders of such Shares or shall have the right to terminate its Services hereunder with respect to such Shares of such Fund only, upon 90 days’ prior written notice. In addition, if such amendment is not acceptable to such Fund, it may terminate Transfer Agent’s services with respect to such Shares of such Fund only, on 90 days’ prior written notice.

Distribution and Redemption Services for MTP. VMTP, VRTP. TPS. and AMTP Issuing Term Preferred Shares

•	Maintain a registered Account for DTC (including in its nominee name, Cede & Co.) for each series of Shares issued by a Fund in book entry form through ORS
•

Provide dividend disbursing services consisting of effecting wire transfer of dividend payments to DTC on payable date. For each dividend, the applicable Fund shall provide Transfer Agent with the dividend record and payable date as well as the dividend rate per Share. All funds for the payment of dividends must be received by 11:00 A.M. Eastern Time on the payable date via Federal Funds Wire.

•

Upon notification that Shares will be redeemed/liquidated, Transfer Agent shall designate a project manager to carry out redemption duties, Including document review, review of communication materials, project management, and on-going project updates and reporting. (For each Fund redemption, Transfer Agent shall be provided with a written Instruction from the Fund setting forth the date of redemption/payable date and the amount to be paid per Share).

•	Coordinate the redemption with OTC, and if requested by a Fund, supply the Fund’s Notice of Redemption to OTC or other holders of such Fund’s Shares.
•

On the redemption date, debit the registered Shareholder(s) DRS account for the Shares to be redeemed and make payment according to Instructions received from the Fund, including Instructions concerning the redemption price to be paid per Share. All funds for redemption payments must be received by the Trust Company, via Federal Funds Wire by 12:00 Noon, Eastern Time, on the redemption date.

•

Hold or cause to be held all funds deposited with Trust Company by a Fund for payment to the holders of the Shares in trust for the benefit of such holders. All interest earned on such funds shall accrue solely for the benefit of such Fund.

•

Accept Instructions from the applicable Fund with respect to the investment or reinvestment of any funds consisting of cash deposited prior to the applicable payment date therefor in cash or cash equivalents (short-term), provided that the proceeds of any such investment will be available as same day funds at the opening of business on the applicable payment date.

•

In the event of an overpayment of funds by a Fund as a result of an error in calculation or a decrease in the dividend rate on the Shares while funds are being held, cause any such funds paid to Transfer Agent In accordance with the foregoing but not applied by Transfer Agent to the payment of dividends, redemption payments or other payments on the Shares, including Interest earned on such moneys while so held, to be repaid to the applicable Fund as soon as possible after the date on which such funds were to have been so applied, upon the instruction of such Fund. Transfer Agent shall have the right to request an opinion of counsel and/or certification from an officer of the Fund that such return of funds Is in compliance with the Statement Establishing and Fixing the Rights and Preference of Shares for the applicable Fund and applicable law, as well as such other documentation concerning the overpayment as may be reasonably requested.”

2.

Limited Effect. Except as expressly modified herein, the Agreement and the Fee Schedule shall continue to be and shall remain, In full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.

Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Remainder of this page is le Intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc. and Computershare Trust Company, N.A. On Behalf of Both Entities:	On behalf of each of the Nuveen closed-end investment companies listed on Schedule A attached hereto:

By: /s/ Tina M. Lazar

Name: Tina M. Lazar

Title: Vice President

By: /s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Schedule A

NUVEEN CLOSED-END FUNDS

Fund Name	CPU COY	Cusip
Nuveen Municipal Value Fund	NUV	670928100
Nuveen CA Municipal Value Fund	NCA	67062C107
Nuveen NY Municipal Value Fund	NNY	67062M105
Nuveen Municipal Income Fund	NMI	67062J102
Nuveen PA Quality Municipal Income Fund	NQP	670972108
Nuveen MI Quality Income Municipal Fund	NUM	670979103
Nuveen OH Quality Municipal Income Fund	NUO	670980101
Nuveen TX Quality Municipal Income Fund	NTX	670983105
Nuveen Select Tax-Free Income Portfolio	NXP	67062F100
Nuveen Select Tax-Free Income Portfolio 2	NXQ	67063C106
Nuveen CA Select Tax-Free Inc Portfolio	NXC	67063R103
Nuveen NY Select Tax-Free Inc Portfolio	NXN	67063V104
Nuveen Select Tax-Free Income Portfolio 3	NXR	67063X100
Nuveen Select Maturities Municipal Fund	NIM	67061T101
Nuveen AMT-Free Municipal Credit Income Fund	NVG	67071L106
Nuveen Municipal Credit Income Fund	NZF	67070X101
Nuveen AMT-Free Municipal Income Fund	NEA	670657105
Nuveen NY AMT-Free Quality Municipal Income Fund	NRK	670656107
Nuveen CA AMT-Free Quality Municipal Income Fund	NKX	670651108
Nuveen Floating Rate Income Fund	JFR	67072T108
Nuveen Floating Rate Income Opportunity Fund	JRO	6706EN100
Nuveen AZ Quality Municipal Income Fund	NAZ	67061W104
Nuveen MD Quality Municipal Income Fund	NMY	67061Q107
Nuveen MA Quality Municipal Income Fund	NMT	67061E104
Nuveen VA Quality Municipal Income Fund	NPV	67064R102
Nuveen CT Quality Municipal Income Fund	NTC	67060D107
Nuveen MO Quality Municipal Income Fund	NOM	67060Q108
Nuveen NC Quality Municipal Income Fund	NNC	67060P100
Nuveen Quality Municipal Income Fund	NAD	67066V101
Nuveen NY Quality Municipal Income Fund	NAN	67066X107
Nuveen CA Quality Municipal Income Fund	NAC	67066Y105
Nuveen Senior Income Fund	NSL	67067Y104
Nuveen NJ Quality Municipal Income Fund	NXJ	67069Y102
Nuveen Real Estate Income Fund	JRS	67071B108
Nuveen GA Quality Municipal Income Fund	NKG	67072B107
Nuveen Preferred Securities Income Fund	JPS	67072C105
Nuveen Preferred Income Opportunities Fund	JPC	67073B106
Nuveen Credit Strategies Income Fund	JQC	67073D102
Nuveen Diversified Dividend and Income Fund	JDD	6706EP105
Nuveen Municipal High Income Opportunity Fund	NMZ	670682103
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA	67090H102
Nuveen S&P 500 Buy-Write Income Fund	JPZ	6706ER101
Nuveen S&P 500 Dynamic Overwrite Fund	JPG	6706EW100
Nuveen Core Equity Alpha Fund	JCE	67090X107
Nuveen Tax-Advantaged Dividend Growth Fund	JTD	67073G105
Nuveen Municipal Value Fund 2	NUW	670695105
Nuveen NY Municipal Value Fund 2	NYVF	670706100
Nuveen CA Municipal Value Fund 2	NCB	6706EB106
Nuveen PA Municipal Value Fund	NPN	67074K105
Nuveen NJ Municipal Value	NJV	670702109

Nuveen Enhanced Municipal Value Fund	NEVF	67074M101
Nuveen Mortgage Opportunity Term Fund	JLS	670735109
Nuveen Mortgage Opportunity Term Fund 2	JMT	67074R100
Nuveen Build America Bond Fund	NBB	67074C103
Nuveen Build America Bond Opportunity Fund	NBDF	67074Q102
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQF	670699107
Nuveen Energy MLP Total Return Fund	JMF	67074U103
Nuveen Short Duration Credit Opportunities Fund	JSD	67074X107
Nuveen Real Asset Income and Growth Fund	JRI	67074Y105
Nuveen Preferred and Income Term Fund	JPI	67075A106
Nuveen Intermediate Duration Municipal Term Fund	NID	670671106
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ	670677103
Nuveen All Cap Energy MLP Opportunities Fund	JMLP	67075 E108
Nuveen Multi-Market Income Fund	JMM	67075J107
Nuveen Emerging Markets Debt 2022 Target Term Fund	JEMD	25533B108
Nuveen MN Quality Municipal Income Fund	NMS	670734102
Nuveen Global High Income Fund	JGH	67075G103
Nuveen Dow 30 Dynamic Overwrite Fund	DIAX	67075F105
Nuveen High Income 2020 Target Fund	JHY	67075L102
Nuveen High Income Dec 2018 Target Term	JHA	67075P103
Nuveen Municipal 2021 Target Term Fund	NHA	670687102
Nuveen High Income Nov 2021 Target Term	JHB	67077N106
Nuveen High Income Dec 2019 Target Term	JHD	6 7076E107
Nuveen Preferred & Income 2022 Term Fund	JPT	67075T105
Nuveen Credit Opportunity 2022 Target Term Fund	JCO	67075U102

Nuveen JFRT Term Preferred Shares Series 2027	JFRT	67072TAD0
Nuveen JROT Term Preferred Shares Series 2027	JROT	6706ENAC4
Nuveen NADR Var Rate MuniFund Term 2018	NADR	67066V838
Nuveen Var Rate Munifund Term PFD 2019-1	NADT	67066V820
Nuveen NEAR Var Rate MuniFund Term 2018	NEAR	670657840
Nuveen Variable Rate MuniFund Series 2018	NIQP	670677111
Nuveen NUM Var Rate MuniFund Series 2019	NUMW	670979806
Nuveen NZF Var Rate MuniFund Term Pfd 2019	NZFW	67070X853
Nuveen NAD Variable Rate MuniFund Term Pfd 2019	VNAD	67066V887
Nuveen NAN Variable Rate MuniFund Term Pfd 2019	VNAN	67066X800
Nuveen NAZ Var Rate MuniFund Pfd 2019	VNAZ	67061W807
Nuveen NEA Variable Rate MuniFund 2019	VNEA	670657873
Nuveen Variable Rate MuniFund Term Pfd Series 2018	VNID	670671304
Nuveen VNKG Var Rate MuniFund Term 2019	VNKG	67072B883
Nuveen NMS Variable Rate MuniFund Term Pfd 2019	VNMS	670734409
Nuveen NMY Variable Rate MuniFund Term Pfd 2019	VNMY	67061Q867
Nuveen NNC Variable Rate MuniFund Term Pfd 2019	VNNC	67060P878
Nuveen VNQP Var Rate MuniFund Term 2019	VNQP	670972868
Nuveen VNTC Var Rate MuniFund Term 2019	VNTC	67060D859
Nuveen JFRP Term Pfd Shares 2019	JFRP	67072TAA6
Nuveen JROP Term Pfd Shr Series 2023	JROP	6706ENAA8
Nuveen NAC Variable Rate MuniFund Term Preferred 2019	NACV	67066Y857
Nuveen Variable Rate MuniFund Term Pfd Series 2018	NMZX	670682806
Nuveen Munifund Variable Rate Preferred Series 2018	NOMV	67060Q405
Nuveen NSL Term Preferred Shares Series 2021	NSLP	67067YAA2
Nuveen JSD Term Preferred Shares Series 2020	PJSD	67074XAA5
Nuveen NHA Variaple Rate Munifund Term Preferred Series 2016	VNHA	670687201

Nuveen Variable Rate MuniFund Term Preferred shares Series 2018	VNVG	67071L874
Nuveen JFRR Term Preferred Shares Series 2022	JFRR	67072TAC2
Nuveen JROR Term Preferred Shares Series 2022	JROR	6706ENAB6
Nuveen PJRO Term Preferred Shares 2022-1	PJRO	6706ENAD2
Nuveen JFR Term Preferred Shares 2024	PJFR	67072TAE8

Schedule A cont.

NUVEEN CLOSED-END FUNDS

NUVEEN CLOSED-END FUND	TICKER SYMBOL	CPU ID